SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ X ]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

Laserscope

(Name of Registrant as Specified In Its Charter)

XXXX

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 27, 2003

TO THE SHAREHOLDERS OF LASERSCOPE:

      Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of Laserscope, a California corporation (the “Company”), will be held at the Hilton Santa Clara at 4949 Great America Parkway, Santa Clara, California 95054 on Friday, June 27, 2003 at 9:00 a.m. local time, for the following purposes:

1. To elect the following directors to serve for the ensuing year and until their successors are elected: James R. Baumgardt, Robert C. Pearson, Rodney Perkins, M.D., Robert J. Pressley, Ph.D. and Eric M. Reuter.

2. To authorize an amendment to the Company’s 1994 Employee Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 300,000 shares;

3. To authorize an amendment to the Company’s 1999 Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 100,000 shares;

4. To ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors for the Company for the fiscal year ending December 31, 2003; and

5. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      Only shareholders of record at the close of business on April 28, 2003 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

      All shareholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If you decide to attend the Annual Meeting, you may vote in person even if you returned a proxy card.

BY ORDER OF THE BOARD OF DIRECTORS

Dennis LaLumandiere
Secretary

San Jose, California

April 30, 2003

      YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN AND MAIL THE ENCLOSED PROXY IN THE RETURN ENVELOPE PROMPTLY SO THAT YOUR SHARES MAY BE REPRESENTED AT THE ANNUAL MEETING.

INTRODUCTION
PROPOSAL NO. 1
ELECTION OF DIRECTORS
PROPOSAL NO. 2
AMENDMENT OF THE 1994 STOCK OPTION PLAN
PROPOSAL NO. 3
AMENDMENT OF THE 1999 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL NO. 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
REPORT OF THE HUMAN RESOURCES COMMITTEE
HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE
AUDITORS
PERFORMANCE GRAPH
COMPENSATION OF EXECUTIVE OFFICERS SUMMARY COMPENSATION TABLE
STOCK OPTION GRANTS IN 2002
AGGREGATED OPTION EXERCISES IN 2002 AND YEAR-END OPTION VALUES
EQUITY COMPENSATION PLAN INFORMATION
TRANSACTIONS WITH MANAGEMENT AND OTHERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING
FORM 10-K
OTHER MATTERS

PROXY STATEMENT

FOR 2003 ANNUAL MEETING OF SHAREHOLDERS

INTRODUCTION

General

      The enclosed Proxy is solicited on behalf of the Board of Directors of Laserscope, a California corporation (the “Company”), for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held Friday, June 27, 2003, at 9:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Hilton Santa Clara at 4949 Great America Parkway, Santa Clara, California 95054. The telephone number at that location is (408) 330-0001.

      These proxy solicitation materials were mailed on or about April 30, 2003 to all shareholders entitled to vote at the Annual Meeting.

Revocability of Proxies

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company, Attention: Dennis LaLumandiere, Inspector of Elections, at 3070 Orchard Drive, San Jose, California 95134, a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

      Every shareholder voting for the election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder, or distribute the shareholder’s votes on the same principle among as many candidates as the shareholder thinks fit, provided that votes cannot be cast for more than the number of directors authorized by the Company’s Bylaws. However, no shareholder shall be entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate the shareholder’s votes. On all other matters, each share has one vote.

      Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections with the assistance of the Company’s transfer agent. The Inspector of Elections will also determine whether or not a quorum is present. Except with respect to the election of directors and except in certain other specific circumstances, the affirmative vote of a majority of shares represented and voting with respect to a particular matter at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute a majority of the required quorum) is required under California law for approval of proposals presented to shareholders. In general, California law also provides that a quorum consists of a majority of the shares entitled to vote, represented either in person or by proxy. The Inspector of Elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as not voting for purposes of determining the approval of any matter submitted to the shareholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of directors, for the approval of the amendment to the Company’s 1994 Stock Option Plan, for the approval of the amendment to the 1999 Employee Stock Purchase Plan, for ratification of the appointment of the designated independent auditors and as the proxy holders deem advisable on other matters that may properly come before the Annual Meeting, as the case may be, with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), those shares will not be considered as voting with respect to that matter. While there is no definitive specific statutory or case law authority in California concerning the proper treatment of abstentions and broker non-votes, the Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general statutory requirements in California concerning voting of shares and determination of a quorum.

      The cost of soliciting proxies will be borne by the Company. The Company has retained the services of Skinner & Co., Inc. to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners. The Company estimates that it will pay Skinner & Co. a fee not to exceed $7,500 for its services, including its usual and proper out of pocket expenses. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

Record Date and Share Ownership

      Only Company shareholders of record at the close of business on April 28, 2003 are entitled to notice of and to vote at the Annual Meeting. As of April 28, 2003, 17,137,842 shares of the Company’s Common Stock were issued and outstanding.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

      The Company’s Bylaws currently provide for five directors. At the Annual Meeting, the Board of Directors has nominated five directors to be elected to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s five nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible and, in such event, the specific nominees for whom the proxy holders will vote will be determined by the proxy holders. Assuming a quorum is present, the nominees for director receiving the greatest number of votes cast at the Annual Meeting will be elected, up to the number of directors authorized by the Company’s Bylaws. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his or her successor has been elected and qualified.

      The nominees’ names, ages and certain information about them are set forth below:

			Director
Name of Nominee	Age	Principal Occupation	Since

Robert J. Pressley, Ph.D.	71	Technology consultant	1984
James R. Baumgardt	55	President, Guidant Foundation	2001
Robert C. Pearson	67	Senior Vice President, Renaissance Capital Group, Inc.	2002
Rodney Perkins, M.D.	66	Practicing otologic surgeon and President of the California Ear Institute at Stanford	1984
Eric M. Reuter	42	President and Chief Executive Officer of the Company	1999

      Except as set forth below, each of the nominees has been engaged in the principal occupation set forth next to his name above during the past five years. There is no family relationship between any director or executive officer of the Company.

      ROBERT J. PRESSLEY, Ph.D. is a co-founder of the Company and has been a Director since its founding. Dr. Pressley was appointed Chairman of the Board of Directors in June 1998. Dr. Pressley co-founded Candescent Technologies Corporation (formerly named Silicon Video Corporation), a developer of electronic products, and served as its President and Chief Executive Officer from January 1991 to January 1994. Dr. Pressley also founded XMR, Inc., a manufacturer of eximer lasers and laser systems, and served as its Chief Executive Officer from March 1979 until March 1990. Dr. Pressley has been a self-employed technology consultant since January 1995.

      JAMES R. BAUMGARDT has been a Director of the Company since February 2001. Mr. Baumgardt has been the President of the Guidant Foundation, a philanthropic arm of Guidant Corporation since March 2000. From October 1996 to February 2000 he was President of Guidant Sales Corporation, a subsidiary of Guidant Corporation, a leading medical device manufacturer that specializes in minimally invasive and cost-effective products and services for the treatment of cardiovascular and vascular disease. From December 1994 to October 1996, Mr. Baumgardt was Vice President of Corporate Resources for Guidant Corporation. Mr. Baumgardt serves on the Board of Trustees of Rose Hulman Institute, an institute of higher education and is a director of Suros Surgical Systems, a private, emerging technology medical device company.

      ROBERT C. PEARSON has been Senior Vice President — Investments for Renaissance Capital Group, Inc., an investment fund management firm, since April 1997. From May 1994 to May 1997, Mr. Pearson was an independent financial and management consultant primarily engaged by Renaissance. From May 1990 to May 1994, he served as Chief Financial Officer and Executive Vice President of Thomas Group, Inc., a management consulting firm. Prior to 1990, Mr. Pearson spent 25 years at Texas Instruments, Inc. where he served in several positions including Vice President — Controller and later as Vice President — Finance. Mr. Pearson currently is a director of Poore Brothers, Inc., CaminoSoft, Inc., Advanced Power Technology, Inc, eOriginal, Inc., and Simtek Corp.

      RODNEY PERKINS, M.D. is a co-founder of the Company and has been a Director since its founding. Dr. Perkins also served as Chairman of the Board of Directors from its founding until June 1995 and Chief Executive Officer from February to May 1987, and from October 1991 to July 1992. He also served as the President of the Company from October 1991 to December 1991. Dr. Perkins, a specialist in otologic surgery, is President of the California Ear Institute at Stanford and has been in private practice since 1968. He is a Clinical Professor of Surgery at Stanford University School of Medicine and is the founder and President of Project HEAR, a non-profit medical institute for ear research and education. Dr. Perkins is a founder of Collagen Corporation, a biomaterials company. Dr. Perkins is also a founder and the Chairman of the Board of Directors of ReSound Corporation, a hearing health care company.

      ERIC M. REUTER has been President, Chief Executive Officer and a Director of the Company since June 1999. Mr. Reuter joined the Company as Vice President, Research and Development in September 1996. Before joining Laserscope, from February 1994 to August 1996, Mr. Reuter was employed at the Stanford Linear Accelerator Center at Stanford University (SLAC) as the Project Engineer for the B-Factory High Energy Ring, an electron storage ring used for high energy physics research. From February 1991 to January 1994, he served as a Senior Staff Engineer and Program Manager in digital imaging at Siemens Medical Systems — Oncology Care Systems, a medical device company.

Board of Directors Meetings and Committees

      The Board of Directors of the Company held six meetings during the year ended December 31, 2002. The Board of Directors has an Audit Committee and a Human Resources Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

      The Audit Committee of the Board of Directors currently consists of Mr. Baumgardt, Mr. Pearson and Dr. Pressley. Each is an independent director. The Audit Committee held eight meetings during 2002. The

Audit Committee recommends engagement of the Company’s independent auditors, and is primarily responsible for approving the services performed by the Company’s independent accountants and for reviewing and evaluating the Company’s accounting principles and its system of internal accounting controls. The Audit Committee is governed by a written charter approved by the Board of Directors.

      The Human Resources Committee of the Board of Directors currently consists of Mr. Baumgardt and Dr. Pressley. The Human Resources Committee makes recommendations to the Board of Directors regarding the Company’s executive compensation policy, and approves and makes recommendations to the Board of Directors concerning the grant of stock options. The Human Resources Committee held six meetings during 2002.

      During 2002, no incumbent director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board of Directors that he was eligible to attend.

Compensation of Directors

      Non-employee members of the Board of Directors receive a retainer of $2,000 per quarter and $500 per meeting of the Board of Directors attended. The Chairman of the Board of Directors receives an additional $2,000 per quarter retainer (for a total retainer of $4,000 per quarter). In addition, non-employee members of the Board of Directors appointed prior to 1999 received options to purchase shares of the Company’s Common Stock pursuant to its 1995 Directors’ Stock Option Plan (the “1995 Directors’ Plan”) and pursuant to the 1999 Directors’ Option Plan (the “1999 Directors’ Plan”). Non-employee members of the Board of Directors appointed in 1999 or later received options to purchase shares of the Company’s Common Stock pursuant to its 1999 Directors’ Plan.

      The 1995 Directors’ Plan, which was approved by the Board of Directors in November 1995 and by the Company’s shareholders in August 1996, provided for the grant of non-statutory stock options to non-employee directors of the Company at an exercise price not less than the fair market value of the Company’s Common Stock on the date of grant. The 1995 Directors’ Option Plan was replaced by the 1999 Directors’ Plan when it was approved by the Company’s shareholders in June 1999. Under the 1995 Directors’ Plan (until its termination with respect to future grants in June 1999) persons who were non-employee directors as of November 30, 1995, as well as persons who joined the Board of Directors since that date through election by the shareholders of the Company or appointment by the Board of Directors to fill a vacancy, have been granted an option to purchase 45,000 shares of the Company’s Common Stock. Options issued pursuant to this plan vest and become exercisable over three years with respect to each optionee who remains a director and expire five years after the date of grant. Directors who are designated or nominated by shareholders who hold 10% or more of the outstanding Company Common Stock were not eligible to receive options under the 1995 Directors’ Plan.

      The 1999 Directors’ Option Plan which was approved by the Board of Directors in February 1999 and by the Company’s shareholders in June 1999, provides for the grant of non-statutory stock options to non-employee directors of the Company at an exercise price not less than the fair market value of the Company’s Common Stock on the date of grant. Under the 1999 Directors’ Option Plan, persons who were non-employee directors as of June 11, 1999 as well as persons who joined the Board of Directors since that date through election by the shareholders of the Company or appointment by the Board of Directors to fill a vacancy, have been granted an option to purchase 60,000 shares of the Company’s Common Stock. Options issued pursuant to this plan vest and become exercisable over three years with respect to each optionee who remains a director and expire ten years after the date of grant. Directors who are designated or nominated by shareholders who hold 10% or more of the outstanding Company Common Stock are not eligible to receive options under the 1999 Directors’ Option Plan.

      Directors who are employees of the Company do not receive any additional compensation for their services as a Director of the Company.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR ALL OF THE NOMINEES LISTED ABOVE.

PROPOSAL NO. 2

AMENDMENT OF THE 1994 STOCK OPTION PLAN

      At the Annual Meeting, shareholders are being asked to approve an amendment to the 1994 Stock Option Plan (the “1994 Option Plan”) that would increase the shares reserved for issuance thereunder by 300,000 shares.

General

      The Company’s 1994 Option Plan provides for the grant of options to employees and consultants of the Company. The 1994 Option Plan was adopted by the Board of Directors in March 1994 and approved by the shareholders in June 1994. A total of 3,450,000 shares of Common Stock have been reserved for issuance under the 1994 Option Plan. Subject to shareholder approval, this amount would be increased to an aggregate of 3,750,000 shares. The aggregate number of shares reserved for issuance under the 1994 Option Plan includes options previously granted and exercised under the 1994 Option Plan. The increase in shares reserved for issuance under the 1994 Option Plan has been necessitated by the hiring of new employees and the grant of additional stock options to current employees as previously granted options vest and become exercisable. The increase will assist the Company in being able to continue its policy of equity ownership by employees and consultants as an incentive to contribute to the Company’s success.

      Options granted under the 1994 Option Plan may be either “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or non-statutory stock options at the discretion of the Board of Directors and as reflected in the terms of the written option agreement. Only employees of the Company or its subsidiaries may be granted “incentive stock options.” The 1994 Option Plan is not a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA).

      As of March 31, 2003, 1,342,311 shares had been issued upon exercise of options granted under the 1994 Option Plan, options for 1,951,035 shares were outstanding under the 1994 Option Plan and 156,654 shares remain available for future grants. As of March 31, 2003 the fair market value of shares subject to outstanding options was $7,589,526 based upon the closing price of the Common Stock as reported on The Nasdaq National Market on such date.

      During the year ended December 31, 2002, (i) options to purchase 177,000 shares of Common Stock were granted under the 1994 Option Plan to the executive officers as a group (7 persons as of December 31, 2002), and (ii) options to purchase 192,800 shares of Common Stock were granted under the 1994 Option Plan to all other employees.

Purpose

      The purposes of the 1994 Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of the Company and to promote the success of the Company’s business.

Administration

      The 1994 Option Plan may be administered by the Board of Directors or by a committee of the Board of Directors. The 1994 Option Plan is currently administered by the Board of Directors and the Human

Resources Committee of the Board of Directors, except that with respect to executive officers (including executive officers who are also directors), the 1994 Option Plan is administered exclusively by the Human Resources Committee (currently comprised of Mr. Baumgardt and Dr. Pressley). Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the 1994 Option Plan. All questions of interpretation of the 1994 Option Plan are determined by the Board of Directors or its committee and its decisions are final and binding upon all participants. All directors currently hold office until the annual meeting of shareholders of the Company following their election, or until their successors are duly elected and qualified.

Eligibility

      The 1994 Option Plan provides that either incentive stock options or non-statutory stock options may be granted to employees (including officers and directors who are also employees) of the Company or any of its subsidiaries. In addition, the 1994 Option Plan provides that non-statutory stock options may be granted to consultants (not including directors who are not compensated for their services or are paid only a director’s fee by the Company) of the Company or any of its subsidiaries. The Board of Directors or its committee selects the optionees and determines the number of shares to be subject to each option. In making such determination, there are taken into account the duties and responsibilities of the optionee, the value of the optionee’s services, the optionee’s present and potential contribution to the success of the Company and other relevant factors.

      The 1994 Option Plan provides that the maximum number of shares of Common Stock which may be granted under options to any one employee during any fiscal year shall be 325,000, subject to adjustment as provided in the 1994 Option Plan. This limitation is intended to preserve the Company’s ability to deduct for federal income tax purposes any compensation income relating to stock options granted to certain executive officers under the 1994 Option Plan. Without this limitation, federal tax legislation enacted in 1993 might not allow the Company to deduct such compensation income.

      In addition to the foregoing limitation on discretion for certain grants, there is also a limit on the aggregate market value of shares subject to all incentive stock options that may be granted to an optionee during any calendar year.

      As of March 31, 2003, approximately 175 employees (including officers and employee directors) and 3 independent contractors and/or consultants were eligible to participate in the 1994 Stock Option Plan.

Terms of Options

      Each option is evidenced by a stock option agreement between the Company and the optionee. Each option is subject to the following additional principal terms and conditions:

(a) Exercise of the Option. The Board of Directors or its committee determines when options may be exercised. In general, such options become exercisable ratably over four years with respect to employees and over two to four years with respect to consultants. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and by tendering of payment of the purchase price. The purchase price of the shares purchased upon exercise of an option shall be paid in consideration of such form as is determined by the Board of Directors or its committee and specified in the option agreement, and such form of consideration may vary for each option.

(b) Exercise Price. The exercise price of each option granted under the 1994 Option Plan is determined by the Board of Directors or its committee and may not be less than 100% of the fair market value of the Common Stock on the date the option is granted; provided, however, that non-statutory stock options may be granted to persons other than the Company’s Chief Executive Officer or its other four most highly compensated officers whose compensation is required to be reported to shareholders under the Securities Exchange Act of 1934, as amended, at exercise prices of not less than 50% of the fair market value on the date the option is granted. The fair market value per share is equal to the closing price on The Nasdaq National Market on the date of grant. In the case of an option granted to an optionee who owns more than 10% of the voting power of all classes of stock of the Company, its parent or subsidiaries, the exercise price must not be less than 110% of the fair market value on the date of the grant.

(c) Termination of Employment. If an optionee’s employment or consulting relationship terminates for any reason other than disability or death, options under the 1994 Option Plan may be exercised not later than 30 days (or such other period of time not exceeding three months in the case of an incentive stock option as is determined by the Board of Directors or its committee, with such determination in the case of an incentive stock option being made at the time of grant) after such termination and may be exercised only to the extent the option was exercisable on the date of termination. In no event may an option be exercised by any person after the expiration of its term.

(d) Disability. If an optionee is unable to continue his or her employment or consulting relationship with the Company as a result of his or her total and permanent disability, options may be exercised within six months (or such other period of time not exceeding twelve months as is determined by the Board of Directors or its committee with such determination in the case of an incentive stock option being made at the time of grant) of termination and may be exercised only to the extent the option was exercisable on the date of termination. In no event may an option be exercised by any person after the expiration of its term.

(e) Death. Under the 1994 Option Plan, if an optionee should die while employed or retained by the Company, and such optionee has been continuously employed or retained by the Company since the date of grant of the option, the option may be exercised within six months after the date of death (or such other period of time, not exceeding 12 months, as is determined by the Board of Directors or its committee, with such determination in the case of an incentive stock option being made at the time of grant) by the optionee’s estate or by a person who acquired the right to exercise the option by bequest or inheritance to the extent the optionee would have been entitled to exercise the option had the optionee continued living and remained employed or retained by the Company for six months (or such other period of time as is determined by the Board of Directors or its committee, with such determination in the case of an incentive stock option being made at the time of grant) after the date of death. If an optionee should die within three months (or such other period of time not exceeding three months as is determined by the Board of Directors or its committee, with such determination in the case of an incentive stock option being made at the time of grant) after the optionee has ceased to be continuously employed or retained by the Company, the option may be exercised within six months after the date of death by the optionee’s estate or by a person who acquired the right to exercise the option by bequest or inheritance to the extent that the optionee was entitled to exercise the option at the date of termination. In no event may an option be exercised by any person after the expiration of its term.

(f) Term of Options. The 1994 Option Plan provides that options granted under the 1994 Option Plan have the term provided in the option agreement. In general, these agreements provide for a term of five years. Incentive stock options granted to an optionee who, immediately before the grant of such option, owns more than 10% of the total combined voting power of all classes of stock of the Company, its parents or subsidiaries, may not in any case have a term of more than five years. No option may be exercised by any person after its expiration.

(g) Option Not Transferable. An option is not transferable by the optionee other than by will or the laws of descent and distribution, and is exercisable only by the optionee during his or her lifetime and, in the event of the optionee’s death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the optionee’s death.

(h) Acceleration of Options. In the event of a merger or consolidation in which the Company is not the surviving entity, or a proposed sale of all or substantially all of the assets of the Company, the Board of Directors is obligated to accomplish either a substitution or assumption of options or give 30 days’ notice of the acceleration of the optionee’s right to exercise his or her outstanding options as to some or all of the optioned stock at any time within 30 days of such notice. The exercisability of options held by the Company’s executive officers may also be accelerated upon the occurrence of such events. See “Transactions with Management and Others.”

(i) Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1994 Option Plan as may be determined by the Board of Directors or its committee.

Adjustments Upon Changes in Capitalization

      In the event any change, such as a stock split or dividend, is made in the Company’s capitalization that results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustment shall be made in the exercise price of each outstanding option, the number of shares subject to each option, the annual limitation on grants to employees, as well as the number of shares available for issuance under the 1994 Option Plan. In the event of the proposed dissolution or liquidation of the Company, each option will terminate unless otherwise provided by the Board of Directors or its committee.

Amendment and Termination

      The Board of Directors may amend the 1994 Option Plan at any time or from time to time or may terminate it without approval of the shareholders; provided, however, that shareholder approval is required for any amendment to the 1994 Option Plan that increases the number of shares that may be issued under the 1994 Option Plan, modifies the standards of eligibility, modifies the limitation on grants to employees described in the 1994 Option Plan or results in other changes which would require shareholder approval to qualify options granted under the 1994 Option Plan as incentive stock options under Section 422 of the Code, as performance-based compensation under Section 162(m) of the Code or, so long as the Company has a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), materially increases the benefits to participants that may accrue under the 1994 Option Plan. However, no action by the Board of Directors or shareholders may alter or impair any option previously granted under the 1994 Option Plan. The 1994 Option Plan shall terminate in April 2004, provided that any options then outstanding under the 1994 Option Plan shall remain outstanding until they expire by their terms.

Federal Income Tax Aspects of the 1994 Option Plan

      The following is a brief summary of the United States federal income tax consequences of transactions under the 1994 Option Plan based on federal securities and income tax laws in effect as of this date. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or provisions of the income tax laws of any municipality, state or other country in which an optionee may reside. This summary does not purport to be complete. The Company advises all optionees to consult their own tax advisors concerning tax implications of option grants and exercises, and the disposition of shares acquired upon such exercise, under the 1994 Option Plan.

      Options granted under the 1994 Option Plan may be either “incentive stock options,” as defined in Section 422 of the Code, or non-statutory stock options.

      If an option granted under the 1994 Option Plan is an incentive stock option, under U.S. tax laws the optionee will recognize no income upon grant of the incentive stock option and incur no tax liability upon its exercise, although the exercise may give rise to alternative minimum tax. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two years after grant of the option and one year after transfer of the shares to the optionee, any gain will be treated as long-term capital gain under U.S. tax laws. If these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized under U.S. tax laws as long-term capital gain if the sale occurs more than one year after exercise of the option or as short-term capital gain if the sale is made earlier. The tax rate on net capital gain (net long-term capital gain minus short term capital loss) under current U.S. tax laws is capped at 20% for shares held more than one year after the date of exercise. Capital losses are allowed under U.S. tax laws in full against capital gains plus $3,000 of other income.

      All other options which do not qualify as incentive stock options are referred to as non-statutory stock options. An optionee will not recognize any taxable income under U.S. tax laws at the time he or she is granted a non-statutory stock option. However, upon its exercise, under U.S. tax laws the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income recognized by an optionee who is also an employee of the Company will be subject to tax withholding by the Company by payment in cash or out of the current earnings paid to the optionee. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by tax optionee. Upon resale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated under U.S. tax laws as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year.

Required Vote

      The affirmative vote of a majority of shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required to approve the proposed amendment to the 1994 Option Plan.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE AMENDMENT OF THE 1994 STOCK OPTION PLAN.

PROPOSAL NO. 3

AMENDMENT OF THE 1999 EMPLOYEE STOCK PURCHASE PLAN

      At the Annual Meeting, shareholders are being asked to approve an amendment to the 1999 Employee Stock Purchase Plan (the “1999 Purchase Plan”) that would increase the shares reserved for issuance thereunder by 100,000 shares of Common Stock.

General

      The 1999 Purchase Plan was adopted by the Board of Directors in April 1999 and approved by the shareholders in June 1999. A total of 650,000 shares of Common Stock have been previously reserved for issuance under the 1999 Purchase Plan. As of March 31, 2003, 463,470 shares had been issued under the 1999 Purchase Plan and 186,530 shares remain available for future grants.

      The 1999 Purchase Plan is implemented by one twelve-month offering period each year commencing on July 1 of each year, or at such other time or times as may be determined by the Board of Directors. Each offering period consists of two six-month purchase periods. The 1999 Purchase Plan is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The 1999 Purchase Plan is further deemed to contain, and options granted thereunder shall contain, and the shares issued upon exercise thereof shall be subject to, any additional conditions and restrictions as may be required by Rule 16b-3 of the Exchange Act to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to 1999 Purchase Plan transactions.

Purpose

      The purpose of the 1999 Purchase Plan is to provide employees (including officers and employee directors) of the Company with an opportunity to purchase Common Stock of the Company through payroll deductions.

Administration

      The 1999 Purchase Plan is administered by the Board of Directors of the Company or a committee appointed by the Board (the “Administrator”). All questions of interpretation or application of the 1999 Purchase Plan are determined by the Administrator.

Eligibility and Participation

      Employees (including officers and employee directors) who are employed for at least 20 hours per week and more than five months in any calendar year and who are employed by the Company as of the applicable Offering Date of each offering period of the plan (the “Offering Date”) are eligible to participate in an offering under the 1999 Purchase Plan, subject to certain limitations imposed by Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”) and limitations on stock ownership as set forth in the 1999 Purchase Plan. No employee shall be granted an option under the 1999 Purchase Plan if (i) immediately after the grant such employee would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total voting power or value of all classes of stock of the Company or its subsidiaries, or (ii) such option would permit such employee to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of such stock for each calendar year in which such option is outstanding at any time.

      Eligible employees become participants in the 1999 Purchase Plan by filing with the Human Resources Department of the Company a subscription agreement authorizing payroll deductions prior to the applicable Offering Date, unless a later time for filing the subscription agreement has been set by the Administrator. Payroll deductions shall commence on the first payroll following the Offering Date and shall end on the last payroll paid on or prior to the last day (the “Purchase Date”) of each purchase period in an offering period to which the subscription agreement is applicable, unless sooner terminated by the participant.

      As of March 31, 2003, approximately 150 employees (including officers and employee directors) were eligible to participate in the 1999 Purchase Plan.

Grant and Exercise of Option

      At the beginning of an offering period, each participant is granted an option to purchase up to that number of shares determined by dividing such employee’s payroll deductions accumulated prior to the end of a purchase period and retained in the participant’s account as of the end of the purchase period by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the applicable offering date or (ii) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the last day of the applicable purchase period; provided that in no event shall a participant be permitted to purchase during each offering period more than a number of shares determined by dividing $25,000 by the fair market value of a share of the Company’s Common Stock at the beginning of the offering period, and provided further that such purchases shall be subject to the limitations set forth below. The Company may make a pro rata reduction in the number of shares subject to options if the total number of shares which would otherwise be subject to options granted at the beginning of an offering period exceeds the number of remaining available shares in the 1999 Purchase Plan. Unless an employee withdraws his or her participation in the 1999 Purchase Plan by giving written notice to the Company of his or her election to withdraw all accumulated payroll deductions prior to the end of an offering period, the employee’s option for the purchase of shares will be exercised automatically at the end of each purchase period, and the maximum number of full shares subject to option which are purchasable with the accumulated payroll deductions in his or her account will be purchased at the applicable purchase price determined as provided below.

      During his or her lifetime, a participant’s option to purchase shares under the 1999 Purchase Plan is exercisable only by him or her. However, a participant may file a written designation of a beneficiary who is (i) to receive any shares and cash, if any, from the participant’s account under the 1999 Purchase Plan in the event of such participant’s death subsequent to the end of an Offering Period but prior to delivery to him or her of such shares and cash, and (ii) to receive any cash from the participant’s account under the 1999 Purchase Plan in the event of such participant’s death prior to a Purchase Date of the Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

Purchase Price

      The purchase price per share at which shares are sold to participating employees under the 1999 Purchase Plan is the lower of (i) 85% of the fair market value per share of the Common Stock at the time the option is granted on the applicable Offering Date, and (ii) 85% of the fair market value per share of the Common Stock at the time the option is exercised on the applicable Purchase Date. The fair market value of the Common Stock on a given date shall be determined by the Board of Directors and will generally be based upon the last reported sales price of the Common Stock on The Nasdaq National Market.

Payroll Deductions

      The purchase price of the shares to be acquired under the 1999 Purchase Plan is accumulated by payroll deductions during the offering period. The deductions may not be less than 1% or more than 10% of a participant’s aggregate compensation during the offering period. A participant may discontinue his or her participation in the 1999 Purchase Plan or, on one occasion only during a purchase period, may increase or decrease his or her rate of payroll deductions. Payroll deductions for a participant shall commence on the first payroll following the applicable Offering Date and shall continue until his or her participation is terminated as provided in the 1999 Purchase Plan.

Termination of Employment

      Termination of a participant’s employment for any reason, including retirement or death, or the failure of the participant to remain in the continuous employ of the Company for at least 20 hours per week during the applicable offering period, cancels his or her option and his or her participation in the 1999 Purchase Plan immediately. In such event, the payroll deductions credited to the participant’s account will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the 1999 Purchase Plan.

Adjustments Upon Changes in Capitalization

      In the event any change is made in the Company’s capitalization in the middle of an offering period, such as a stock split, stock dividend, combination or reclassification, that results in an increase or decrease in the number of shares of Common Stock outstanding without receipt of consideration by the Company, appropriate adjustment shall be made in the purchase price and in the number of shares subject to options under the 1999 Purchase Plan, as well as the number of shares available for issuance under the 1999 Purchase Plan.

      In the event of a proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the 1999 Purchase Plan shall be assumed be assumed or an equivalent substitute option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding options, each Offering Period then in progress shall be shortened and a new Purchase Date shall be set as of which date such Offering Period shall terminate. The Administrator shall notify the optionees of the change in their Purchase Date.

Amendment and Termination of the Plan

      The Board of Directors may at any time amend or terminate the 1999 Purchase Plan without the approval of the shareholders, except that such termination cannot affect options previously granted nor may an amendment make any change in an option granted prior thereto which adversely affects the rights of any participant unless prevailing accounting rules change in such a way that would have an adverse effect on the Company if it did not terminate the 1999 Purchase Plan or such Offering Period. No amendment may be made to the 1999 Purchase Plan without approval of the shareholders of the Company to the extent required by applicable law.

      The 1999 Purchase Plan shall expire in 2009 unless sooner terminated by the Administrator.

Tax Information

      The 1999 Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon how long the shares have been held by the participant. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable Offering Date or more than one year after the Purchase Date, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain, taxed at a rate of 20% if the shares are held for more than one year after the applicable Purchase Date. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.

      The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the 1999 Purchase Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

Required Vote

      The affirmative vote of a majority of shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required to approve the proposed amendment to the Employee Stock Purchase Plan.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE 1999 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Board of Directors has selected PricewaterhouseCoopers LLP, independent accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2003, and recommends that the shareholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. PricewaterhouseCoopers LLP audited the financial statements of the Company for the year ended December 31, 2002. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth the beneficial ownership of the Company’s Common Stock as of March 31, 2003 as to (i) each person who is known by the Company to own beneficially more than five percent of the Company’s Common Stock, (ii) each of the Company’s directors, (iii) each of the executive officers of the Company, and (iv) all directors and executive officers as a group.

	Shares Beneficially Owned(1)

	Number(2)	Percent of Total

Individuals and Entities Affiliated with Special Situations Funds	1,791,732	10.5%
153 East 53rd Street New York, NY 10022(3)
Wellington Management Co., LLP	1,100,600	6.4%
75 State Street Boston, MA 02109
Michael H. Iles	922,000	5.4%
260 Engleburn Avenue Peterborough, Ontario K9H 1S7, Canada
Ken Arnold	68,657	*
James R. Baumgardt	40,000	*
Van A. Frazier	125,370	*
Dennis LaLumandiere	164,741	1.0%
Robert L. Mathews	216,343	1.3%
Robert Mann	28,876	*
Robert C. Pearson (4)	2,951,500	15.2%
Rodney Perkins, M.D.	147,066	*
Robert J. Pressley, Ph.D.	126,016	*
Eric M. Reuter	489,891	2.8%
Kerrick Securda	27,343	*
All directors and executive officers as a group (11 persons)	4,385,803	23.9%

*	Less than 1%.

(1)	The persons named in this table, other than the Entities Affiliated with Special Situations Fund, Wellington Management Co. and Robert C. Pearson (see note 4), have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the other footnotes to this table. Unless otherwise indicated, the address of each individual named above is: c/o Laserscope, 3070 Orchard Drive, San Jose, California 95134-2011.

(2)	Includes with respect to each named person and with respect to all directors and executive officers as a group the following shares subject to options exercisable within 60 days of March 31, 2003: Mr. Arnold — 60,827; Mr. Baumgardt — 40,000; Mr. Frazier — 121,607; Mr. LaLumandiere —

123,436; Mr. Mathews — 160,343; Mr. Mann — 24,707; Dr. Perkins — 105,000; Mr. Pearson — 20,000; Dr. Pressley — 105,000; Mr. Reuter — 450,329; Mr. Securda — 7,343.

(3)	Includes 972,982 shares held by Special Situations Fund III L.P., and its advisor MGP Advisers Limited partnership, 495,500 shares owned by Special Situations Private Equity Fund, L.P. and its advisor MG Advisers L.L.C., and 321,200 shares owned by Special Situations Cayman Fund, L.P. and its advisor AWM Investment Company, Inc. Austin W. Marxe and David M. Greenhouse have shared power to vote or direct the vote of and to dispose or direct the disposition of securities held by the entities listed above by virtue of being executive officers of the Investment Advisors listed above.

(4)	Includes 531,500 shares held by BFS US Special Opportunities trust PLC; 80,000 shares and Convertible Subordinated Debentures convertible into 1,120,000 shares held by Renaissance Capital Growth and Income Fund III, Inc.; and 80,000 shares and Convertible Subordinated Debentures convertible into 1,120,000 shares held by Renaissance US Growth Investment Trust PLC. Mr. Pearson is an executive officer of Renaissance Capital Group, Inc., which is the Investment Adviser to BFS US Special Opportunities Trust PLC, Renaissance Capital Growth and Income Fund III, Inc. and Renaissance US Growth Investment Trust PLC and may therefore be deemed the beneficial owner of such securities. Mr. Pearson disclaims such beneficial ownership.

      Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph shall not be incorporated by reference into any such filings.

REPORT OF THE HUMAN RESOURCES COMMITTEE

Executive Compensation Philosophy

      The Company’s executive officers are responsible for the achievement of the Company’s broad business goals and, accordingly, their compensation continues to be determined by reference both to corporate performance and to their individual performance. Of these two elements, the Human Resources Committee believes corporate performance should have the most significant impact on executives’ compensation through cash bonuses and the value of stock options.

      The Company’s executive compensation programs are based upon:

      1.     Pay for Performance — Rewarding individual executives for their individual performance as well as for the overall performance of the Company.

      2.     Competitive Environment — Attracting and retaining talented individuals requires the Company to maintain compensation levels and programs that are competitive in the relevant employment market.

      3.     Shareholder Return — Ultimately, management’s responsibility is to generate a return for the Company’s shareholders by growing both the size and the profitability of the Company. Executive compensation programs must align management’s interests with those of the Company’s shareholders.

Compensation of Executive Officers

      Laserscope’s executive compensation consists of three parts: (i) salary, (ii) annual cash bonuses and (iii) stock options. The Committee believes that these three elements satisfy the compensation objectives stated above.

      Salaries are generally reviewed at the end of each year and adjusted after taking into account factors such as individual performance, surveys of remuneration in comparable positions in the relevant geographic area, level of responsibility and relative salary levels within the Company.

      Cash bonus targets are established at the beginning of each year and are based on corporate financial performance for the year and individual goals for each executive.

      Stock options are a key element in aligning the interests of management and shareholders, since they jointly share in stock value increases over time. Multi-year vesting schedules are used to encourage a long-term commitment to the Company by its executive officers. The level of stock options held by each executive officer is reviewed at the end of each year and additional awards are considered to optimize the level of incentives and rewards.

      Specific recommendations with respect to each of these three compensation elements for the executive officers (except the President and Chief Executive Officer) are made by the President and Chief Executive Officer, with the final decisions being made by the Human Resources Committee and reviewed by the Board of Directors (except that the Human Resources Committee has exclusive and final authority with respect to the grant of stock options to executive officers of the Company). In the case of the Chief Executive Officer, the Human Resources Committee determines any actions to be taken and such actions are reviewed by the Board of Directors, except that the Human Resources Committee has exclusive and final authority with respect to the grant of stock options to Mr. Reuter.

Compensation of the President and Chief Executive Officer

      Eric M. Reuter has served as the Company’s President and Chief Executive Officer since June, 1999. He was Vice President of Research and Development from September 1996 to June 1999. Mr. Reuter’s annual salary was $225,000 from June 11, 1999 to January 2, 2003 and was increased to $285,000 effective January 2, 2003. The Human Resources Committee has continued the structure of Mr. Reuter’s compensation to maintain a long-term focus on the growth of Laserscope’s business and stock price. Consequently, the most significant element of Mr. Reuter’s potential compensation (stock options) is premised on substantial improvements in the Company’s operating performance. Mr. Reuter received no cash bonus in 2002. In April 2002, Mr. Reuter was granted an option to purchase 50,000 shares of Common Stock (vesting over four years) at an exercise price of $5.25. Since joining the Company through December 31, 2002, Mr. Reuter has been granted stock options to purchase a total of 615,000 shares of Common Stock at exercise prices of $1.28 to $5.25 with vesting periods of four years.

HUMAN RESOURCES COMMITTEE
James R. Baumgardt (Chairman)
Robert J. Pressley, Ph.D.

HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      There are currently no employee directors serving on the Human Resources Committee of the Board of Directors. The following non-employee directors currently serve on the Company’s Human Resources Committee: James R. Baumgardt and Robert J. Pressley, Ph.D.

      Neither Mr. Baumgardt nor Dr. Pressley serve on a Board of Directors of a public company other than the Laserscope Board of Directors.

      See “Proposal No. 1 — Election of Directors — Compensation of Directors” for a discussion of certain information with respect to directors serving on the Human Resources Committee.

REPORT OF THE AUDIT COMMITTEE

      Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report shall not be incorporated by reference into any such filings.

      The Audit Committee is composed of three independent directors and operates under a written charter adopted by the Board of Directors (attached as Appendix A). Each member of the Audit Committee is “independent” as defined in the National Association of Securities Dealers rules. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgment, and the clarity of disclosures in the financial statements.

      The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and considered the compatibility of non-audit services with the auditors’ independence.

      The Committee discussed with the Company’s independent auditors the overall scope and plans for their audit and the other matters required to be discussed by Statement on Auditing Standards 61, Communication with Audit Committees. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held eight meetings during 2002.

      In reliance on the review and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company’s independent auditors.

AUDIT COMMITTEE
Robert J. Pressley, Ph.D. (Chairman)
Ruediger Naumann-Etienne, Ph.D.
James R. Baumgardt

AUDITORS

      PricewaterhouseCoopers LLP, our auditors for the year ended December 31, 2002, also will be our auditors for 2003 (pending ratification by our shareholders; see “Proposal No. 5 — Ratification of Appointment of Independent Auditors”). A PricewaterhouseCoopers LLP representative will attend the annual meeting, will have the opportunity to make a statement if he or she desires, and will be available to respond to appropriate questions.

Audit Fees

      Fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of our annual consolidated financial statements for the fiscal year ended December 31, 2002 and the reviews of the consolidated financial statements included in our Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002, were approximately $212,000, of which an aggregate amount of $83,600 had been billed through December 31, 2002.

      Fees for professional services rendered by Ernst & Young LLP for registration statement and auditor transition matters totaled approximately $5,000, all of which were billed in 2003.

Financial Information Systems Design and Implementation Fees

      PricewaterhouseCoopers LLP and Ernst & Young LLP provided no information technology services during the fiscal year ended December 31, 2002.

All Other Fees

      The aggregate fees billed for services rendered by PricewaterhouseCoopers LLP, other than the services covered in “Audit Fees” and “Financial Information Systems Design and Implementation Fees” above, for the fiscal year ended December 31, 2002 were approximately $79,000. These services related to tax matters.

      Ernst & Young LLP, performed no services other than the services covered in “Audit Fees” above.

      The Audit Committee of the Board of Directors has considered whether the provision of the non-audit services is compatible with maintaining the principal accountant’s independence.

PERFORMANCE GRAPH

      The following graph summarizes cumulative total shareholder return data (assuming reinvestment of dividends) for the period since December 31, 1997. The graph assumes that $100 was invested on December 31, 1997 (i) in the Common Stock of Laserscope, (ii) in the CRSP Total Return Index for The Nasdaq National Market (U.S. companies), and (iii) in the MG Medical Appliances/Equipment Index (provided by Media General Financial Services, Inc.). The stock price performance on the following graph is not necessarily indicative of future stock price performance.

Comparison of Total Return

Measurement Period (Fiscal Year Covered)	12/31/97	12/31/98	12/31/99	12/31/00	12/29/01	12/31/02

CRSP Nasdaq Index (U.S.)	100	141	261	158	125	87
Laserscope (LSCP)	100	39	22	24	56	100
MG Medical Appliances/Equipment Index	100	125	126	182	173	164

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

      The following table shows the compensation received by the Company’s Chief Executive Officer and the four other most highly compensated executive officers of the Company for 2002 who were serving as executive officers at December 31, 2002, and the compensation received by each such individual for the Company’s two prior years.

				Long-Term
				Compensation
				Awards

				Securities
		Annual Compensation		Underlying
				Option/SARS	All Other
Name and Principal Position	Year	Salary(1)	Bonus(2)(3)	(Shares)(4)	Compensation(5)

Eric M. Reuter	2002	$225,000	—	50,000	$13,051
President and Chief Executive Officer	2001	$225,000	—	75,000	$14,074
	2000	$225,000	—	140,000	$12,879
Robert L. Mathews	2002	$170,000	—	23,000	$12,112
Executive Vice President	2001	$169,927	—	25,000	$11,579
	2000	$171,185	—	30,000	$12,069
Van A. Frazier	2002	$145,500	—	15,500	$7,865
Vice President, Quality and	2001	$145,500	—	25,000	$10,991
Regulatory Affairs	2000	$145,500	—	34,348	$10,991
Dennis LaLumandiere	2002	$165,000	—	28,000	$13,087
Vice President, Finance, Chief	2001	$165,000	—	25,000	$13,047
Financial Officer and Secretary	2000	$165,000	—	31,648	$11,458
Robert Mann(6)	2002	$133,115	$44,000	18,000	$10,685
Vice President North American	2001	—	—	—	—
Sales and Marketing	2000	—	—	—	—

(1)	Includes amounts deferred under the Company’s 401(k) plan.

(2)	Includes bonuses earned in the indicated fiscal year and paid in the subsequent fiscal year. Excludes bonuses paid in the indicated fiscal year but earned in the preceding fiscal year.

(3)	Executive officers are entitled to discretionary bonuses based on individual and corporate performance. These bonuses are determined by the Board of Directors based on the recommendation of the Human Resources Committee.

(4)	Options granted in 2000, 2001 and 2002 to new employees and officers of the Company have 5-year terms and generally become exercisable cumulatively at the rate of 12.5% of the total six months after the vesting commencement date (first date of employment for new employees and date of grant for officers), and 1/48 of the shares subject to the option in equal monthly installments thereafter. All options granted in 2000, 2001 and 2002 to existing employees also have 5-year terms but generally become exercisable cumulatively at the rate of 1/48 of the shares subject to the option in equal monthly installments following their respective grant date. All unvested options are subject to earlier termination in the event of the termination of the participant’s relationship with the Company. All options were granted at market value on the date of grant. In the event that certain change in control events were to occur, the options would be assumed or equivalent options substituted by a successor corporation, unless the Board of Directors determined that the options should become immediately exercisable. The exercise price may be paid, subject to certain conditions, by delivery of already owned shares or with the proceeds from the sale of the option shares. In addition, the Management Continuity Agreements entered into between the Company and each of its executive officers may affect the vesting and manner of exercise of options granted by the Company to these individuals. See “Transactions with Management and Others.”

(5)	Consists of the Company’s contributions to its 401(k) benefit plan and certain other employee benefits, including payment of disability and group term life insurance premiums.

(6)	Mr. Mann was designated an Executive Officer of the Company in October 2002.

STOCK OPTION GRANTS IN 2002

      The following table sets forth information for the named executive officers with respect to grants of options to purchase Common Stock of the Company made in 2002 and the value of all options held by such executive officers on December 31, 2002.

	Individual Grants
						Potential Realizable
			% of Total			Value at Assumed
	Number of		Options			Annual Rates of Stock
	Securities		Granted to			Price Appreciation for
	Underlying		Employees	Exercise or		Option Term(2)
	Options/SARs		in Fiscal	Base Price	Expiration
Name	Granted(1)		Year	(per share)	Date	5%	10%

Eric M. Reuter	50,000	(3)	9.8%	$5.25	4/25/07	$72,500	$160,300
Robert L. Mathews	10,000	(3)	2.0%	$5.25	4/25/07	$14,500	$32,100
	13,000	(5)	2.5%	$3.50	10/25/07	$12,600	$27,800
Van A. Frazier	10,000	(3)	2.0%	$5.25	4/25/07	$14,500	$32,100
	5,500	(5)	1.1%	$3.50	10/25/07	$5,300	$11,800
Dennis LaLumandiere	10,000	(3)	2.0%	$5.25	4/25/07	$14,500	$32,100
	10,000	(4)	2.0%	$4.19	6/21/07	$11,600	$25,600
	8,000	(5)	1.6%	$3.50	10/25/07	$7,700	$17,100
Robert Mann	10,000	(3)	2.0%	$5.25	4/25/07	$14,500	$32,100
	8,000	(5)	1.6%	$3.50	10/25/07	$7,700	$17,100

(1)	For a description of the material terms of the options, see footnote 5 of the Summary Compensation Table.

(2)	Gains are reported net of the option exercise price but before taxes associated with exercise. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the Securities and Exchange Commission and do not represent our estimate or projection of the future price of our common stock. We do not endorse the accuracy of this model, or any other model, for valuing options. Actual gains, if any, on stock option exercises are dependent on the future performance of our common stock, overall market conditions, and the option holders’ continued employment through the vesting period. The potential realizable value calculation assumes that the option holder waits until the end of the option term to exercise the option. This table does not take into account any appreciation in the price of our common stock from the date of grant to the current date. Unless the market price of our common stock appreciates over the option term, no value will be realized from the option grants made to the named officers.

(3)	Options listed were granted on April 25, 2002.

(4)	Options listed were granted on June 21, 2002.

(5)	Options listed were granted on October 25, 2002.

AGGREGATED OPTION EXERCISES IN 2002

AND YEAR-END OPTION VALUES

      The following table sets forth information for the named executive officers with respect to exercises in 2002 of options to purchase Common Stock of the Company.

			Number of Securities	Value of Unexercised
	Shares		Underlying Unexercised	In-the-Money Options(1)
	Acquired		Options at 12/31/02:	at 12/31/02:
	On	Value
Name	Exercise	Realized	(Exercisable/Unexercisable)	(Exercisable/Unexercisable)

Eric M. Reuter	50,000	$164,400	401,894/162,606	$1,088,200/$309,600
Robert L. Mathews	—	—	147,511/53,939	$455,200/$109,200
Van A. Frazier	—	—	108,617/46,231	$290,100/$98,600
Dennis LaLumandiere	30,000	$80,500	149,251/60,397	$449,000/$111,200
Robert Mann	—	—	17,291/50,709	$41,400/$96,100

(1)	Based on the closing price of the Company’s Common Stock as reported on The Nasdaq National Market on December 31, 2002 of $4.50 per share.

EQUITY COMPENSATION PLAN INFORMATION

      During 1999, the Company adopted a stock option plan (“the 1999 Retention Plan”) under which the Board of Directors may grant non-statutory options to purchase shares of common stock to non-officer employees of the Company at a price not less than the fair value of the shares as of the date of grant. Options issued pursuant to the 1999 Retention Plan vest and become exercisable over periods of up to four years and expire five years after the date of grant. This plan was not approved by the shareholders of the Company.

      The following table sets forth certain information with respect to the 1999 Retention Plan and all other Equity Compensations plans of the Company at December 31, 2002:

	Number of Securities to	Weighted-averaged	Number of securities
	be issued upon exercise	exercise price of	remaining available
	of outstanding options,	outstanding options,	for future issuance
Equity Compensation Plan Category	warrants & rights	warrants and rights	under Equity Plans

Equity Compensation Plans approved by security holders	2,388,616	$2.08	417,372
Equity Compensation Plans not approved by security holders	466,700	$2.30	84,000
Total	2,855,316	$2.12	501,372

TRANSACTIONS WITH MANAGEMENT AND OTHERS

      In March 1994, the Company entered into Management Continuity Agreements with each of its executive officers, which were amended in December 1994, April 1998, April 2000 and April 2002. These agreements provide (1) for continued employment or salary continuation at the Company or its successor for at least twelve (12) months following any Change in Control of the Company (as defined below), at the same salary and with the same benefit program as were in effect prior to such Change in Control, (2) that such executives may, with thirty (30) days written prior notice, resign but will be entitled to receive his or her current salary and level of benefits for the remainder of the twelve (12) months following the Change in Control if, in connection with such Change in Control the executive’s duties or responsibilities are materially reduced or executive is asked to relocate to a facility or location more than 50 miles from the Company’s current location, (3) that all stock options exercisable for the Company’s securities held by such executives shall become immediately vested and shall be exercisable in full in accordance with the provisions of the option agreement and plan pursuant to which such option was granted, and (4) that upon the immediate vesting of stock options, the optionee will have the right (subject to any limitations imposed by Section 16 of the Securities Exchange Act of 1934, as amended, or other applicable securities laws and only to the extent permitted by the terms of the applicable option plan) to deliver a non-recourse promissory note (secured only by the pledged shares for repayment), at the prime rate of interest determined as of the date of the note, in payment of the exercise price for the outstanding options. For purposes of the Management Continuity Agreements, a Change in Control of the Company shall be deemed to have occurred upon the happening of any of the following events: (1) any acquisition of twenty percent (20%) or more of the Company’s then outstanding voting securities without the approval of the Board of Directors, (2) any merger or consolidation in which the Company is not the surviving entity, (3) approval of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, or (4) a change in the composition of the Board of Directors of the Company, as a result of which fewer than a majority of the directors are incumbent directors.

      In February 2000, the Company issued $3.0 million of 8.00% convertible subordinated debentures in a private placement to certain funds to which Renaissance Capital Group, Inc. is the Investment Advisor. At March 31, 2003, $200,000 of the debentures had been converted into common stock and $2.8 million remained outstanding. Robert C. Pearson is an executive officer of Renaissance Capital Group, Inc. and may therefore be deemed the beneficial owner of such securities. Mr. Pearson disclaims such beneficial ownership.

      The Company has sold Common Stock to certain employees and directors and accepted promissory notes secured by that stock as payment for certain of those shares. These notes originally carried annual interest rates of 9.0% to 9.5%. During 1995 the principal and accrued interest on these notes were refinanced and the notes now carry annual interest rates of 5.79%.

	Total		Indebtedness to
	Shares		the Company as
Purchaser	Purchased	Aggregate Price	of 12/31/01(1)(2)

Rodney Perkins, M.D.	16,667	$75,001	$191,862

(1)	The amount shown was also the largest amount of indebtedness owed to the Company at any time during 2002.

(2)	Payment in the form of a promissory note in the above transaction was approved by a majority of the disinterested directors of the Company and such sale was made pursuant to the Company’s 1984 Stock Purchase Plan, which was approved by the shareholders of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and changes in ownership of the Company’s Common Stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company’s knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended December 31, 2002, all Reporting Persons complied with all applicable filing requirements.

SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

      Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company’s 2004 Annual Meeting must be received at our offices at 3070 Orchard Drive, San Jose, California 95134-2011, directed to the attention of our Chief Financial Officer no later than December 28, 2003 in order that they may be included in the proxy statement and form of proxy relating to that meeting. Proposals must comply with Securities and Exchange Commission regulations concerning the inclusion of shareholder proposals in our proxy statement. Our bylaws include additional procedural requirements that apply to shareholder proposals and nominations made at the annual meeting. Among other requirements, notice of any proposals or nominations must be received at our offices at least 60 days before each annual meeting.

FORM 10-K

      THE COMPANY WILL MAIL WITHOUT CHARGE TO ANY SHAREHOLDER UPON WRITTEN REQUEST, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO LASERSCOPE, 3070 ORCHARD DRIVE, SAN JOSE, CALIFORNIA 95134-2011.

OTHER MATTERS

      The Board of Directors knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

Dennis LaLumandiere
Secretary

Dated: April 30, 2003

PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF LASERSCOPE
2003 ANNUAL MEETING OF SHAREHOLDERS

     The undersigned shareholder of Laserscope, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 30, 2003, and hereby appoints Eric M. Reuter and Dennis LaLumandiere, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2003 Annual Meeting of Shareholders of Laserscope to be held on June 27, 2003 at 9:00 a.m., local time, at the Hilton Santa Clara at 4949 Great America Parkway, Santa Clara, California 95054 and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the following matters, and, in their discretion, upon such other matters that may properly come before the meeting and any adjournment(s) thereof.

SEE REVERSE SIDE

[X]	PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

		FOR ALL NOMINEES LISTED TO THE RIGHT (EXCEPT AS INDICATED)	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED TO THE RIGHT

1.	Election of Directors			NOMINEES:	James R. Baumgardt Robert C. Pearson Rodney Perkins, M.D. Robert J. Pressley, Ph.D. Eric M. Reuter

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list to the right.

		FOR	AGAINST	ABSTAIN

2.	Proposal to approve an amendment to the Company’s 1994 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 300,000 shares.

3.	Proposal to approve an amendment to the Company’s 1999 Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 100,000 shares.

4.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Independent Auditors of the Company for the year ending December 31, 2003.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF DIRECTORS; (2) FOR APPROVAL OF THE AMENDMENT TO THE COMPANY’S 1994 STOCK OPTION PLAN; (3) FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S 1999 EMPLOYEE STOCK PURCHASE PLAN; AND (4) FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

SIGNATURE(S)	DATE

NOTE:	This Proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned in the enclosed envelope. Persons signing in a capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.